EXHIBIT 10.115
VERSAR, INC.
STOCK OPTION AGREEMENT
This Agreement is made as of this ___day of _________, 2005 between Versar, Inc., a Delaware corporation (hereinafter the “Company”), and                     , an employee of the Company or one of its Affiliates (hereinafter the “Grantee”). All captioned terms used and not defined herein are used as defined in the Company’s                      Stock Option Plan (the “Plan”).
WITNESSETH THAT:
WHEREAS, the Company desires to carry out the purposes of the Plan, by affording the Grantee an opportunity to purchase shares of Common Stock as set forth in the Plan; and
WHEREAS, the Company states that this Agreement

☑ will be treated	OR	☐ will not be treated
by the Company as an Incentive Stock Option as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”);
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:
1.	Grant of Option. The Company hereby grants to the Grantee the right and option (hereinafter the “Option”) to purchase all or any part of an aggregate of (subject to adjustment pursuant to Section 10 of the Plan) shares of Common Stock within ten years from the date hereof, subject to the terms and conditions hereinafter set forth and in the Plan.
2.	Exercise Price. The purchase price of the shares of Stock covered by this Option (the “Exercise Price”) shall be $_________, which is equal to 100% of the fair market value of the Common Stock as determined by the Plan on the date hereof.
3.	Exercise of Option. The Option shall be exercisable only in accordance with the provisions of this Option Agreement and of the Plan. The Option granted herein may be exercised by the Grantee in whole or in part from time to time from the date hereof, provided that:
a.	the Option may not be exercisable earlier than six months after the date of the grant of the Option (except in the event of the death or total and permanent disability of the Grantee or in the event of a change in control of the Company, as determined by the Board); and

b.	subject to the provisions of Section 4(d) hereof.
4.	Method of Exercising Option
a.	Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice delivered to the Company signed by Grantee or the person or persons exercising the Option. Such notice shall state the number of shares of Stock in respect of which the Option is being exercised and shall include such written covenants, agreements and representations as the Committee administering the Plan may from time to time deem necessary or desirable in order to ensure compliance with applicable laws, regulations of governmental authority and requirements of the American Stock Exchange or any other exchange or market upon which the Stock is then traded. Such notice shall be accompanied by payment in full of the Exercise Price.

b.	The Exercise Price shall be payable (i) in cash, (ii) by the transfer of shares in good form for transfer, owned by the Grantee and having a Fair Market Value on the date of exercise equal to the Exercise Price., (iii) through delivery of a promissory note by the Grantee evidencing the Grantee’s obligation to make future cash payments to the Company, which promissory note shall be payable as determined by the Company (but in no event later than five years after the date thereof), shall be secured by a pledge of the shares of Common Stock purchased and shall bear interest at a rate established by the Company, but not less than the applicable Federal Rate under

Section 1274 of the Code, (iv) through simultaneous exercise of the Option and sale of the shares of common Stock acquired, pursuant to a brokerage or similar arrangement approved in advance by the company, and use of the proceeds from such sale as payment of the Exercise Price, (v) in any combination of cash, shares and promissory notes, or (vi) by any such other method as the Company shall approve in its sole discretion, and no Common Stock shall be issued until full payment therefore has been made in one or more of the methods specified above.

c.	No shares of Common Stock shall be issued to the Grantee upon exercise of the Option until such shares have been registered under the Securities Act of 1933, as amended, or an exemption from the registration provisions of such Act is available. As soon as practicable after such notice and payment shall have been received, the Company shall deliver a certificate or certificates representing the numbers of shares of Common Stock with respect to which the Option was exercised registered in the name of the person or persons designated by Grantee. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificate evidencing the Common Stock purchased pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations or governmental authority and requirements of the American Stock Exchange or any other exchange or market upon which the Common Stock is traded.

d.	No part of this Option may be exercised until the Grantee has vested rights, either partially or in full, with respect to this Option. This vesting of rights shall occur pursuant to the following schedule:

Percentage of Shares
Time Elapsed From	Subject to This
The Date Hereof	Option Which Vest
Upon grant of Option	20%
1st Anniversary	40%
2nd Anniversary	60%
3rd Anniversary	80%
4th Anniversary	100%
e.	The Grantee shall not be entitled to any rights as a shareholder with respect to such shares of Common Stock being acquired pursuant to the exercise of the Option unless and until such certificates are issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate is issued.

f.	In the event the Option shall be exercised pursuant to Section 5 hereof by any person other than the Grantee, the notice of exercise of the Option shall be accompanied by proof satisfactory to the Administrator of the right of such person to exercise the Option.

g.	All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.
5.	Rights upon Cessation of Services. After a Grantee ceases to be an Employee, as defined by the Plan, his/her rights to exercise any unexercised Option shall be determined as provided below:
a.	If a Grantee ceases to be an Employee because of Retirement (and not on account of misconduct as determined below), such Grantee may exercise the Option at any time within three months after cessation of employment, but only to the extent that, at the date of cessation of employment, the Grantee’s right to exercise such Option had accrued pursuant to Section 4(d) hereof and had not previously been exercised.

b.	If a Grantee dies while he or she is an Employee or having ceased to be an Employee but during the period in which he or she could have exercised the Option under this Section 5, and has not fully exercised the Option, then the Option may be exercised in full, at any time within twenty-four months after the Grantee’s death, by the executor or administrator of his or her estate or by any person or persons who have acquired the Option directly from the Grantee by bequest or inheritance, but only to the extent that, at the date of death, the Grantee’s right to exercise such Option had accrued pursuant to Section 4(d) and had not been previously exercised.

c.	If a Grantee ceases to provide active service as an Employee by reason of Disability, such Grantee shall have the right to exercise the Option at any time within six months after cessation of employment, but only to the extent that, at the date of such cessation of employment, the Grantee’s right to exercise such Option had accrued pursuant to Section 4(d) hereof and had not previously been exercised.

d.	If a Grantee resigns or is discharged or terminated on account of misconduct, his or her Option shall terminate and shall no longer be exercisable upon notice of such resignation, discharge or termination. The existence of misconduct shall be determined by the Administrator in its sole discretion.

e.	If a Grantee ceases to be an Employee for any reason other than those stated above, the Grantee shall have the right to exercise the Option at any time within three months following such cessation, discharge or termination, the Grantee’s right to exercise such Option had accrued pursuant to the terms of Section 4(d) hereof and had not previously been exercised.

f.	The exercise rights stated in this Section 5 shall be subject to any additional restrictions placed by the Plan. Further, no Option may be exercised after its term expires or it is otherwise canceled.
6.	Non-transferability of Options. The Option granted hereunder and this Option Agreement shall not be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of Grantee, the Option may be exercised only by him. No such transfer of the Option or this Option Agreement by the Grantee by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee administering the Plan may deem necessary or desirable to establish the validity of the transfer and the agreement by the transferee or transferees to be bound by the terms and conditions of this Option Agreement and the Plan. Except as provided above, this Option Agreement shall not be pledged, hypothecated, sold, assigned, transferred or otherwise encumbered or disposed of. Any purported pledge, hypothecation, sale, assignment, transfer or other encumbrance or disposition of the Option Agreement contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon the Option Agreement shall be null and void and without effect.

7.	Recapitalization, Stock Dividends or Other Stock Adjustments. In the event of any change in the outstanding Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, liquidation, split-up, combination, exchange of shares or the like, pursuant to Section 10 of the Plan the Committee shall, in its sole discretion, provide for an equitable adjustment in the number and type of Stock subject to the Option.

8.	Withholding. In the event the Company determines that state or federal income tax must be withheld as a result of the exercise of this Option, such withholding may be satisfied (i) by payment of cash by Grantee, (ii) by delivery by Grantee of shares of Common Stock registered in the name of Grantee with a Fair Market Value equal to the amount to be withheld, (iii) by the Company not issuing such number of shares of Common Stock subject to the Option as have a Fair Market Value at the time of exercise equal to the amount to be withheld or (iv) any combination of the above.

9.	Purchase. Upon the request of the Grantee and with the approval of the Committee, the Company may, but shall not be required to, purchase all or part of the Option which is then exercisable. The purchase price, as determined on a per-share basis, shall be equal to the excess of the fair market value per share of Stock on the date of such request over the Option price.

10.	Notice. Any notice required or permitted under this Option Agreement shall be deemed given when delivered in person or when mailed by registered mail with return receipt requested to the Company, addressed to 6850 Versar Center, Springfield, Virginia 22151, Attn.: Secretary, and to the Grantee at such address as he may designate in writing to the Company.

11.	Modification and Waiver. Neither this Option Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Grantee or his heirs and the Company. No such agreement shall extend to or affect any provision of this Option Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Option Agreement shall not be deemed to be a waiver or acquiescence in any other breach hereof.

12.	Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

13.	Grantee Acknowledgment. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect to this Option Agreement shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its officer thereunto duly authorized, and the Grantee has hereunto set his hand and seal, all on the day and year first above written.

VERSAR, INC.

Theodore M. Prociv
President & CEO

Grantee

Date

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